May 17, 1999



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We are aware that our report dated May 17, 1999 on our review of interim financial information of Tucson Electric
Power Company (TEP) as of and for the period ended March
31, 1999 and included in TEP's quarterly report on Form 10-
Q for the quarter then ended is incorporated by reference in its Amendment No. 1 to the Registration Statement on Form S-4 (No. 333-64143).

Yours very truly,




PricewaterhouseCoopers LLP